EXHIBIT 10.3
                    CENTURY TELEPHONE ENTERPRISES, INC.
                     SUPPLEMENTAL DOLLARS & SENSE PLAN


     I.   Purpose of the Plan

          This Supplemental Dollars & Sense Plan (the "Plan") is established by Century Telephone Enterprises, Inc. and its subsidiaries and designated affiliates (collectively referred to as the "Company") to provide to certain select management employees the opportunity to defer a portion of their compensation in excess of the deferrals permissible under the terms of the Century Telephone Enterprises, Inc. Dollars & Sense Plan and Trust (the "Dollars & Sense Plan") maintained by the Company and to allow the Company to make matching contributions based on such deferrals in excess of those permissible under such plan. This Plan is not intended to constitute a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is designed to be exempt from the participation, vesting, funding and fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     II.  Definitions

          As used in this Plan, the following terms shall have the meanings indicated, unless the context otherwise specifies or requires:

          2.01 "ACCOUNT" shall mean the account established under this Plan in accordance with Section 4.01.

          2.02 "ACCOUNT BALANCE", as of a given date, shall mean the fair market value of a Participant's Account, as determined by the Committee.

          2.03   "BENEFICIARY"  shall  mean  the  person  or   persons
     designated by the Participant, or pursuant to a qualified domestic relations order, to receive benefits after the death of the Participant.

          2.04 "BOARD OF DIRECTORS" shall mean not less than a quorum of the whole Board of Directors of Century Telephone Enterprises, Inc.

          2.05 "COMMITTEE" shall mean three or more members of the Board of Directors as described in Section 11.01 of the Plan, or the Board if no Committee has been appointed.

          2.06 "COMMON STOCK" shall mean the common stock, $1.00 par value per share, of the Company.

          2.07 "DISABILITY" shall mean a condition which makes a Participant unable to perform each of the material duties of his regular occupation where he is likely to remain thus incapacitated continuously and permanently.

          2.08 "EFFECTIVE DATE" of this Plan shall mean the first day of the first payroll period commencing after January 1, 1995.

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          2.09  "EMPLOYER" shall mean  Century  Telephone Enterprises,
     Inc., any Subsidiary thereof, and any affiliate listed on Appendix A attached hereto and made a part hereof.

          2.10 "EXCESS SALARY" shall mean the amount of a Participant's compensation upon which the Participant can no longer make deferral contributions under the Dollars & Sense Plan due to the application of either Code Section 401(a)(17) or 402(g).

          2.11 "INCENTIVE COMPENSATION" shall mean the amount awarded to a Participant under the Company's Key Employee Incentive Compensation Program or other executive incentive compensation arrangement maintained by the Company, including the amount of any stock award in its cash equivalent at the time of conversion of the award from cash to stock. A Participant's Incentive Compensation shall be determined on an annual basis and shall, for purposes of this Plan, be allocated to the year in which the award is paid to the Participant.

          2.12 "LEAVE OF ABSENCE" shall mean any extraordinary absence authorized by the Employer under the Employer's standard personnel practices.

          2.13 "NORMAL RETIREMENT AGE" shall mean age sixty-five (65).

          2.14 "NORMAL RETIREMENT DATE" shall mean the first day of the month coincident with or next following a Participant's sixty-fifth (65th) birthday.

          2.15 "PHANTOM STOCK UNIT" shall mean a unit, the value of which is equal to the value of a share of Common Stock, but does not represent actual shares of Common Stock.

          2.16 "PARTICIPANT" shall mean any officer of Century Telephone Enterprises, Inc., any Subsidiary thereof, and any affiliate listed on Appendix A, who is granted participation in the Plan in accordance with the provisions of Article III.

          2.17 "PLAN" shall mean the Century Telephone Enterprises, Inc. Supplemental Dollars & Sense Plan, as amended and restated herein.

          2.18  "PLAN YEAR" shall mean the calendar year.

          2.19 "SUBSIDIARY" shall mean any corporation in which the Company owns, directly or indirectly through subsidiaries, at least fifty percent (50%) of the combined voting power of all classes of stock.
     III. Participation

          3.01 Any officer who is either one of the key employees of the Company in a position to contribute materially to the continued growth and future financial success of the Company, or one who has made a significant contribution to the Company's operations, thereby meriting special recognition, shall be eligible to participate provided the following requirements are met:

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               a.   The officer is employed  on  a  full-time basis by
                    Century    Telephone   Enterprises,   Inc.,    any
                    Subsidiary thereof, or any affiliate listed on Appendix A;

               b.   The   officer   is   compensated   for   full-time
                    employment by a regular salary;

               c.   The  coverage  of the officer is duly approved  by
                    the  Board  of  Directors   of  Century  Telephone
                    Enterprises, Inc.

     It is intended that participation in this Plan shall be extended only to those officers who are members of a select group of management and highly compensated employees, as determined by the Committee.

     IV.  Accounts and Investments

          4.01 An Account shall be established on behalf of each Participant who receives an allocation pursuant to Article VI hereof. Each Participant's Account shall be credited with such allocation, and earnings and gains on his Account Balance, and shall be debited with distributions, losses, and any expenses properly chargeable thereto.

          4.02 Each Participant shall have the same rights with respect to investment of amounts in his Account hereunder as are available from time to time under the Dollars & Sense Plan, as to permissible investment funds, except as provided below, and election rights. Investment in the Century Stock Fund will not be available under the Plan but investments in Phantom Stock Units will be permitted. Any cash dividend paid on the Common Stock will be deemed to be paid on the Phantom Stock Units and will be deemed to be invested in additional Phantom Stock Units.

          4.03 The Accounts of Participants in the Plan shall be revalued as of the last day of each calendar quarter, and each Participant shall be furnished with a statement of his Account, in such form as the Committee shall determine, within a reasonable period of time after the end of each quarter.

     V.   Participant Salary Deferrals

          5.01 Each Participant shall make separate written elections, prior to the first day of each Plan Year (or, as to Participants who first become Participants as of a day other than January 1, prior to such date) to defer a portion of his (i) Excess Salary and/or (ii) Incentive Compensation. The amount of allowable deferral pursuant to each of the Participant's elections shall be a whole percentage, not to exceed ten percent (10%). An election to defer Excess Salary shall provide for a deferral to be made from each paycheck. An election to defer Incentive Compensation shall provide for a deferral based on the total Incentive Compensation award, including stock, as determined under Section 2.10, with the amount of such deferral to be made from the bonus check representing the cash portion of such award.

          5.02  Any agreement  made  under  the  terms of Section 5.01

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     shall be irrevocable until the succeeding January  1, except that a salary deferral election under the terms of this Plan may be changed, amended or suspended at the same time and in the same manner as elections under the Company's Dollars & Sense Plan.

          5.03 If a Participant does not make new elections for a succeeding Plan Year under Section 5.01, his elections in effect for the current Plan Year shall be deemed to continue in force and effect as if made for such succeeding Plan Year.

     VI.  Allocations to Participant's Accounts

          6.01 The Employer shall allocate to each Participant's Account the amount of Excess Salary and/or Incentive Compensation deferred by such Participant pursuant to an election made under
     Section 5.01. The allocation hereunder shall be made as of the date of the paycheck or bonus check to which the deferral by the Participant relates.

          6.02 The Employer shall allocate a matching contribution to each Participant's Account under this Plan each Plan Year equal to the total matching percentage (including matching and supplemental matching contributions) for the year provided by the Dollars & Sense Plan multiplied by the Participant's deferrals under this Plan not in excess of six percent (6%) of the Participant's Excess Salary and/or Incentive Compensation, applied to each separately.

     VII. Vesting of Account

          7.01 A Participant's Account Balance shall be fully vested at all times.

     VIII.Time of Payment and Beneficiaries

          8.01 Except as provided in Section 8.02 and 8.03, a Participant's Account Balance is payable upon termination of employment.

          8.02 Upon the election of a Participant, prior to termination of employment, payment of his Account Balance shall commence at a specified date after the date of his termination of employment.

          8.03 Payment of the Account Balance of a deceased Participant shall commence within ninety (90) days of his death, and shall be made to his beneficiary designated on a form provided for such purpose by the Plan Administrator. If the Participant fails to designate a beneficiary, his Account Balance shall be payable to his surviving spouse or, if none, to his surviving child or children (or legal representative of any minor child or child who has been declared incompetent or incapable of handling his affairs) in equal shares. The Account Balance of a Participant who dies leaving no spouse or children shall be paid to his estate.

     IX.  Form of Benefit Payment

          9.01 The normal form of payment of a Participant's Account Balance is a lump sum.

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          9.02  A Participant may, prior to termination of employment, elect to receive payment of his Account Balance in monthly, quarterly, or annual installments of approximately equal amounts, over a period not to exceed ten (10) years.

     X.   Additional Restrictions on Benefit Payments

          10.01 In no event will there be a duplication of benefits payable under the Plan because of employment by more than one participating Employer.

     XI.  Administration and Interpretation

          11.01 The Plan shall be administered by the Board of Directors through a Committee which shall consist of three or more members of the Board of Directors of the Company. No individual who is or has ever been a member of the Committee shall be eligible to be designated as a participant or receive payments under this Plan. The Committee shall have full power and authority to interpret and administer the Plan and, subject to the provisions herein set forth, to prescribe, amend and rescind rules and regulations and make all other determinations necessary or desirable for the administration of the Plan. The Board may from time to time appoint additional members of the Committee or remove members and appoint new members in substitution for those previously appointed and to fill vacancies however caused.

          11.02 The decision of the Committee relating to any question concerning or involving the interpretation or administration of the Plan shall be final and conclusive, and nothing in the Plan shall be deemed to give any employee any right to participate in the Plan, except to such extent, if any, as the Committee may have determined or approved pursuant to the provisions of the Plan.

     XII. Nature of the Plan

          12.01 Benefits under the Plan shall generally be payable by the Company from its own funds, and such benefits shall not (i) impose any obligation upon the trust(s) of the other employee benefit programs of the Company; (ii) be paid from such trust(s); nor (iii) have any effect whatsoever upon the amount or payment of benefits under the other employee benefit programs of the Company. Participants have only an unsecured right to receive benefits under the Plan from the Company as general creditors of the Company. The Company may deposit amounts in a trust established by the Company for the purpose of funding the Company's obligations under the Plan. Participants and their beneficiaries, however, have no secured interest or special claim to the assets of such trust, and the assets of the trust shall be subject to the payment of claims of general creditors of the Company upon the insolvency or bankruptcy of the Company, as provided in the trust.

     XIII.Employment Relationship

          13.01 An employee shall be considered to be in the employment of the Company and its subsidiaries as long as he

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     remains an employee  of either the Company, any Subsidiary of the
     Company, or any corporation to which substantially all of the assets and business of the Company are transferred. Nothing in the adoption of this Plan nor the designation of any Participant shall confer on any employee the right to continued employment by the Company or a Subsidiary of the Company, or affect in any way the right of the Company or such Subsidiary to terminate his employment at any time. Any question as to whether and when there has been a termination of an employee's employment, and the cause, notice or other circumstances of such termination, shall be determined by the Board, and its determination shall be final.

     XIV. Amendment and Termination of Plan

          14.01 The Board of Directors of the Company in its sole discretion may terminate the Plan at any time and shall have the right to alter or amend the Plan or any part thereof from time to time, except that the Board of Directors shall not terminate the Plan or make any alteration or amendment thereto which would impair the rights of a Participant previously accrued.

     XV.  Binding Effect

          15.01 This Plan shall be binding on the Company, each Subsidiary and any affiliate listed on Exhibit A, the successors and assigns thereof, and any entity to which substantially all of the assets or business of the Company, a Subsidiary, or a participating affiliate are transferred.

     XVI. Reimbursement of Participants

          16.01 The Company shall reimburse any Participant, or beneficiary thereof, for all expenses, including attorney's fees, actually and reasonably incurred by the Participant or beneficiary in any proceeding to enforce any of their rights under this Plan.

     XVII.  Construction

          17.01 The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may indicate the plural, unless the context clearly indicates the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall, unless otherwise specifically stated, mean and refer to the entire Plan, not to any particular provision or Section. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

          IN WITNESS WHEREOF, Century Telephone Enterprises, Inc. has executed this Plan in its corporate name and its corporate seal to be hereunto affixed this 11th day of November, 1994.

     ATTEST:
     /s/ Sandra Post               CENTURY TELEPHONE ENTERPRISES, INC.
     ----------------------
                                   By: /s/ R. Stewart Ewing, Jr.
                                       ----------------------------
                                        R. Stewart Ewing, Jr.
                                        Senior Vice President and
                                        Chief Financial Officer